Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 5 to the Registration Statement on Form S-1 (No. 333-202634) of 8point3 Energy Partners LP of our report dated March 8, 2015 relating to the financial statements of First Solar, Inc.’s interest in the combined entities (as described in Note 1 of those financial statements), which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Phoenix, AZ

June 9, 2015